                                  [LETTERHEAD]

                           CRAVATH, SWAINE & MOORE LLP

                                                               November 19, 2003

                    Universal City Development Partners, Ltd.
                               UCDP Finance, Inc.
                         11 3/4 % Senior Notes Due 2010
                         Form S-4 Registration Statement

Ladies and Gentlemen:

         We have acted as counsel for Universal City Development Partners, Ltd., a Florida limited partnership (the "Company"), and UCDP Finance, Inc., a Florida
corporation ("UCDP Finance", and together with the Company, the "Registrants")
in connection with the filing by the Registrants with the Securities and
Exchange Commission (the "Commission") of a registration statement on Form S-4
(the "Registration Statement") under the Securities Act of 1933, as amended (the
"Act"), relating to the proposed issuance and exchange of up to $500,000,000 aggregate principal amount of the Registrants' outstanding 11 3/4 % Senior Notes due 2010 (the "Old Notes") for a like principal amount of the Registrants' 11
3/4 % Senior Notes due 2010 (the "New Notes"). The New Notes are to be issued pursuant to the indenture dated as of March 28, 2003, as amended by the First
Supplemental Indenture dated as of June 12, 2003 (the "Indenture"), among the
Registrants and The Bank of New York, as trustee.

         In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including the Indenture.

         Based on the foregoing, we are of opinion as follows:

                                                                               2

         1. Assuming that the Indenture has been duly authorized, executed and delivered by the Registrants, the Indenture constitutes a legal, valid and binding obligation of the Registrants, enforceable against the Registrants in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

         2. The New Notes, when executed, issued and authenticated in accordance with the provisions of the Indenture and delivered in exchange for the Old
Notes, will constitute legal, valid and binding obligations of the Registrants, enforceable against the Registrants in accordance with their terms and entitled to the benefits of the Indenture (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and subject, as to enforceability, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law). In expressing the opinion set forth in this paragraph 2, we have assumed that the form of the
New Notes will conform to that included in the Indenture.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

         We are admitted to practice in the State of New York and we do not express any opinion with respect to matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of
Delaware and the federal laws of the United States of America.

                                                 Very truly yours,

                                                 /s/ Cravath, Swaine & Moore LLP

Universal City Development Partners, Ltd.
UCDP Finance, Inc.
   1000 Universal Studios Plaza
      Orlando, FL 32819-7610